UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 5, 2017
 __________________________
GATX Corporation
(Exact name of registrant as specified in its charter)
 __________________________

New York	1-2328	36-1124040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Adams Street
Chicago, Illinois 60606-5314
(Address of principal executive offices, including zip code)
(312) 621-6200
(Registrant’s telephone number, including area code)
 __________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Form 8-K is being filed to amend the Current Report on Form 8-K filed by GATX Corporation (the “Company”) on May 10, 2017 (the “Original 8-K”). The Original 8-K was filed to report the results of the matters submitted to a vote at the Company’s 2017 Annual Meeting of Shareholders held on May 5, 2017 (the “Annual Meeting”). The sole purpose of this Amendment No. 1 is to disclose the decision of the Company’s Board of Directors (the “Board”) regarding the frequency of future shareholder advisory votes on the compensation of the Company’s named executive officers. Except for the foregoing, this Amendment No. 1 does not modify or update any other disclosure contained in the Original 8-K, and this Amendment No. 1 should be read in conjunction with the Original 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously reported, at the Annual Meeting, a non-binding advisory vote was taken on the frequency of future advisory votes on the compensation of the Company’s named executive officers (referred to as a “Say-on-Pay” vote). At the Annual Meeting, consistent with the recommendation of the Board, a majority of the Company’s shareholders voted in favor of holding future Say-on-Pay votes on an annual basis.

On July 28, 2017, after consideration of these voting results and other factors, the Board determined that the Company will hold future Say-on-Pay votes on an annual basis until the next shareholder advisory vote on the frequency of future Say-on-Pay votes, which will be no later than the Company’s Annual Meeting of Shareholders in 2023.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATX CORPORATION
(Registrant)

/s/ Robert C. Lyons
Robert C. Lyons
Executive Vice President and Chief Financial Officer
July 31, 2017